Provident Energy Announces First Quarter Results Release Date and Conference Call Information

  NEWS RELEASE 15-04                                                                                  April 29, 2004

CALGARY, ALBERTA - Provident Energy Trust (Provident) (TSX-PVE.UN; AMEX-PVX) will announce its first quarter 2004 results before market open on Wednesday, May 5, 2004.

A conference call with senior management to review the quarter results is scheduled for 9 a.m. MDT  (11:00 a.m. EDT) on Wednesday, May 5. Analysts, investors and media may access the conference call by dialing 416-405-8532 in the Toronto area and 1-877-295-2825 for all other areas of Canada and the United States.  Please call in five to 10 minutes prior to the scheduled start time. A live webcast will also be available on Provident’s website at www.providentenergy.com. A replay of the conference call will be available on the Provident’s website and by dialing 416-695-5800 or 1-800-408-3053. The passcode for  replay is 3045945.

Provident Energy Trust is a Calgary-based, open-ended energy income trust that owns and manages an oil and gas production business and a midstream services business.  Provident’s energy portfolio is located in some of the more stable and predictable producing regions in western Canada. Provident provides monthly cash distributions to its unitholders and trades on the Toronto Stock Exchange and the American Stock Exchange under the symbols PVE.UN and PVX, respectively.

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Investor and Media Contact                                                               Corporate Head Office:
Jennifer Pierce                                                                                      700, 112 – 4th Avenue S.W.
Senior Manager                                                                                    Calgary, Alberta
                                                                                                            Canada  T2P 0H3
Investor Relations and                                                                           Phone: (403) 296-2233
Communications                                                                                   Toll Free: 1-800-587-6299
Phone (403) 231-6736                                                                         Fax: (403) 261-6696
Email: info@providentenergy.com                                                         www.providentenergy.com